CONSENT OF LEGAL COUNSEL



                    (Letterhead of Michael L. Labertew, Esq.)

March 19, 2001


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Re: Consent to be named in the S-8 Registration Statement of American Resources and Development Company, a Utah corporation, SEC File No. 000-18865, to be filed on or about March 15, 2001


Ladies and Gentlemen:

          I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.

                                   Sincerely yours,

                                   /s/ Michael L. Labertew